Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant To 18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Xenia Hotels & Resorts, Inc. (“XHR”) on Form 10-K for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of XHR certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of XHR.

Date: March 27, 2015

/s/ MARCEL VERBAAS
Marcel Verbaas
President and Chief Executive Officer (Principal Executive Officer)

/s/ ANDREW J. WELCH
Andrew J. Welch
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to XHR and will be retained by XHR and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or on a separate disclosure document.